EV Energy Partners Announces Planned Resignation of Senior Vice President of Acquisitions

HOUSTON, TX, Apr 09, 2010 (MARKETWIRE via COMTEX News Network) -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced that Kathryn MacAskie will be resigning as Senior Vice President of Acquisitions on May 15, 2010. EVEP has begun conducting a search for a new Senior Vice President of Acquisitions.

John Walker, Chairman & CEO, stated, "On behalf of everyone at EV Energy Partners, I would like to thank Kathy for her contribution to the significant growth in EVEP and distributions to unit holders since our initial public offering in September 2006. We wish Kathy all the best in her future endeavors."

EV Energy Partners, L.P. is a Houston-based master limited partnership engaged in acquiring, producing and developing oil and gas properties.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

EV Energy Partners, L.P., Houston
Michael E. Mercer
713-651-1144
http://www.evenergypartners.com

SOURCE: EV Energy Partners, L.P.

http://www.evenergypartners.com/